Exhibit 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

Oxbridge Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock(3)	457(f)(1)	11,500,000	$0	$0	$110.20 per $1,000,000	$0
Equity	Redeemable Warrants(4)	457(f)(1)	11,500,000	$0	$0	$110.20 per $1,000,000	$0
Equity	Common Stock(5)	457(f)(1)	[7,918,408]	$10.00	$79,184,080	$110.20 per $1,000,000	$8,726.08
Equity	Merger Consideration Warrants(6)	457(f)(1)	7,353,000	$7.93	$58,309,290	$110.20 per $1,000,000	$6,425.68
Total Offering Amounts					$137,493,370		$15,151.76
Total Fees Previously Paid							$15,151.77
Total Fee Offsets							–
Net Fee Due(7)							$0

(1)	Immediately prior to the consummation of the Business Combination described in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”), Oxbridge Acquisition Corp., a Cayman Islands exempted company (“Oxbridge”), intends to effect a deregistration under the Cayman Islands Companies Act (as revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Oxbridge’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by Oxbridge (after the Domestication), the continuing entity following the Domestication, which will be renamed “Jet.AI Inc.” upon the effective time of the Domestication, as further described in the proxy statement/prospectus. As used herein, “Jet.AI” refers to Oxbridge after the Domestication and/or the consummation of the Business Combination, including after such change of name, as applicable.

(2)	Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	The number of shares of common stock of Jet.AI being registered represents the number of Class A ordinary shares of Oxbridge that were registered pursuant to the registration statement on Form S-1 (333-257998) (the “IPO Registration Statement”) and offered by Oxbridge in its initial public offering (the “Oxbridge public shares”). The Oxbridge public shares will be automatically converted by operation of law into shares of Jet.AI common stock (which will each carry one vote per share) in the Domestication.

(4)	The number of redeemable warrants to acquire shares of common stock of Jet.AI being registered represents the number of redeemable warrants to acquire Class A ordinary shares of Oxbridge that were registered pursuant to the IPO Registration Statement referenced in note (3) above and offered by Oxbridge in its initial public offering (the “Oxbridge public warrants”). The Oxbridge public warrants will be automatically converted by operation of law into redeemable warrants to acquire shares of Jet.AI common stock in the Domestication.

(5)	The number of shares of common stock of Jet.AI being registered represents the sum of (a) 4,500,000 shares of Jet.AI common stock to be issued in connection with the Business Combination described herein, (b) [300,000] shares of Jet.AI common stock that may be issued in connection with the Business Combination described herein, representing the maximum additional number of shares that may be issued as a result of the Net Indebtedness adjustment to the Per Share Merger Consideration, (c) 3,270,282 shares of Jet.AI common stock that may be reserved for issuance in respect of Jet.AI options issued in exchange for outstanding Jet Token options, and (d) 148,130 shares of Jet.AI common stock that may be reserved for issuance in respect of Jet.AI RSU Awards issued in exchange for outstanding Jet Token RSU Awards.

(6)	The number of merger consideration warrants to acquire shares of common stock of Jet.AI being registered represents the 7,353,000 of redeemable warrants to acquire Jet.AI ordinary shares to be issued in connection with the Business Combination described herein, including 242,044 warrants to acquire Jet.AI ordinary shares to be issued in respect of Jet.AI RSU Awards issued in exchange for outstanding Jet Token RSU Awards.

(7)	In connection with the Registration Statement on Form S-4 filed on March 27, 2023 the registrant paid a filing fee in the amount of $15,151.77. As a result, there is no net fee due for this filing of this Amendment No. 2 to the Registration Statement.